Exhibit 4.5

OHIO EDISON COMPANY

with

THE BANK OF NEW YORK,
As Trustee

__________

Twelfth Supplemental Indenture

Providing among other things for

Mortgage Bonds

Guarantee Series C of 2005 due 2009

_________

Dated as of April 15, 2005

SUPPLEMENTAL INDENTURE, dated as of April 15, 2005 between Ohio Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”) and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to.

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York, as Trustee (hereinafter called the “Trustee”), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to secure bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, which Indenture as heretofore and hereby supplemented is hereinafter referred to as the “Indenture”; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture, consisting of $258,672,750 in principal amount to be designated as “Mortgage Bonds, Guarantee Series C of 2005 due 2009” (hereinafter referred to as the “bonds of Guarantee Series C”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the following form:

[Form of Bond of Guarantee Series C]

This bond is not transferable except to a successor trustee under the Trust Agreement dated as of April 1, 2005 between Energy Acquisition Corporation II and U.S. Bank, National Association, as trustee, or in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Indenture referred to herein.

OHIO EDISON COMPANY

Mortgage Bond, Guarantee Series C of 2005 due 2009

Due February 15, 2009

$                                                                                                                                                                                               No.

Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                          , or registered assigns,                           dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or the City of Akron, Ohio, on February 15, 2009 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said office or agency to the registered owner hereof, in like coin or currency, interest thereon from the Initial Interest Accrual Date (hereinbelow defined) at the EAC Bond Interest Rate (hereinafter defined) per annum payable semi-annually on February 15 and August 15 in each year commencing on the February 15 or August 15 immediately succeeding the Initial Interest Accrual Date (each such date herein referred to as an “interest payment date”) on and until maturity, or, in the case of any bonds of this series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any bonds of this series, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the Indenture referred to on the reverse hereof.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his or her signature or a facsimile thereof, and its corporate seal to be affixed hereto or reproduced hereon, attested by its Corporate Secretary or an Assistant Corporate Secretary, by his or her signature or a facsimile thereof.

Dated,
OHIO EDISON COMPANY

By:

Title

Attest:

Title:

[Form of Trustee’s Authentication Certificate]

Trustee’s Authentication Certificate

This is one of the bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Reverse of Form of Bond of Guarantee Series C]

OHIO EDISON COMPANY

Mortgage Bond, Guarantee Series C of 2005 due 2009

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented by indentures supplemental thereto, to which Indenture as so amended and supplemented (herein referred to as the “Indenture”) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

Bonds of this series shall be issuable in denominations of $1.00.

The bonds of this series shall be redeemed in whole or in part by payment of the principal amount to be redeemed, plus accrued interest thereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the holder hereof (i) stating that the Company, after demand therefor, has failed to pay amounts it is obligated to pay under (A) the Master Agreement dated as of March 31, 2005 by and among the Company, The Cleveland Electric Illuminating Company, the Energy Acquisition Corporation II (“EAC II”), the Ohio Schools Council (“OSC”) and U.S. Bank, National Association (“U.S. Bank”), as trustee; (B) the Master Agreement dated as of March 31, 2005 by and among the Company, The Toledo Edison Company, EAC II, OSC and U.S. Bank, as trustee; and (C) the Master Agreement dated as of March 31, 2005 by and among the Company, EAC II, OSC and U.S. Bank, as trustee, (ii) specifying the amounts not paid, which amount (rounded up to the nearest $1,000) shall be the principal amount of the bonds of this series to be redeemed, and (iii) establishing a redemption date which shall not be less than 30 nor more than 60 days from the date of such written advice. The date of such written advice shall become the initial interest accrual date (the “Initial Interest Accrual Date”) with respect to the principal amount of the bonds of this series to be redeemed with respect to such written advice, but shall not constitute the Initial Interest Accrual Date for any other bonds of this series.

Bonds of this series are not otherwise redeemable prior to their maturity.

Bonds of this series shall be deemed to be paid and cancelled and no longer outstanding under the Indenture to the extent that the aggregate principal amount thereof exceeds 105% of the aggregate principal amount of Energy Acquisition Corporation II Electric Energy Acquisition Taxable Revenue Bonds, Series 2005 (Energy for Education Program II (the “EAC Bonds”)), issued and outstanding from time to time under the Trust Agreement dated as of April 1, 2005 (the “EAC II Trust Agreement”), between EAC II and U.S. Bank, National Association, as trustee.

“EAC Bond Interest Rate” shall mean the interest rate borne from time to time on the EAC Bonds.

Unless and until the Trustee shall have received the aforesaid written advice, the Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any, on the bonds of this series shall not have arisen.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of an Event of Default (as defined in the Indenture) as in the Indenture provided.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The bonds of this series are issuable only as a single registered bond without coupons in a denomination equal to the aggregate principal amount of bonds of this series outstanding. If and to the extent this bond becomes transferable, the registered owner hereof, in person or by attorney duly authorized, may effectuate such transfer at an office or agency of the Company, in the Borough of Manhattan, The City of New York, New York or the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

[End of Form of Bond of Guarantee Series C]

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of the Guarantee Series C, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture;

NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds of Guarantee Series C are to be issued, authenticated and delivered, subject to this Supplemental Indenture and to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

SECTION 1.  Bonds of Guarantee Series C shall be designated as the Company’s “Mortgage Bonds, Guarantee Series C of 2005 due 2009.” The bonds of Guarantee Series C shall bear interest from the Initial Interest Accrual Date as provided in the form of the bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the bonds of Guarantee Series C shall be as set forth in the form the bond hereinabove set forth. Principal or redemption price of and interest on the bonds of Guarantee Series C shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or the City of Akron, Ohio.

Definitive bonds of Guarantee Series C may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinabove set forth, and in a single denomination equal to the aggregate principal amount thereof that is Outstanding. Delivery of a bond of Guarantee Series C to the Trustee for authentication shall be conclusive evidence that its serial number has been duly approved by the Company.

The bonds of Guarantee Series C shall be redeemable as provided in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.

SECTION 2.  Bonds of Guarantee Series C shall be deemed to be paid and cancelled and no longer outstanding under the Indenture to the extent that the aggregate principal amount thereof exceeds 105% of the aggregate principal amount of Energy Acquisition Corporation II Electric Energy Acquisition Taxable Revenue Bonds, Series 2005 (Energy for Education Program II), issued and outstanding from time to time under the EAC II Trust Agreement (as defined in the form of bond of Guarantee Series C hereinabove set forth). The Trustee may rely on an Officer’s Certificate to this effect.

Unless and until the Trustee shall have received from the holder of the bond of Guarantee Series C any written advice establishing a redemption date, as provided in the form of bond of Guarantee Series C hereinabove set forth, the Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any, on the bonds of Guarantee Series C shall not have arisen.

SECTION 3.  Bonds of Guarantee Series C are not transferable except in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the Indenture. If and to the extent bonds of Guarantee Series C become transferable, such transfer may be accomplished by the Holders thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or the City of Akron, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond hereinabove recited.

SECTION 4.  The principal amount of bonds of Guarantee Series C which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Two Hundred Fifty-eight Million Six Hundred Seventy-two Thousand Seven Hundred Fifty Dollars ($258,672,750.00). The bonds of Guarantee Series C shall be issuable in denominations of $1.00.

Bonds of Guarantee Series C in the aggregate principal amount of Two Hundred Fifty-eight Million Six Hundred Seventy-two Thousand Seven Hundred Fifty Dollars ($258,672,750) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of Unbonded Class “A” Bonds issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 4.01 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by Sections 4.01 and 4.02 of the Indenture.

SECTION 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 6.  As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

SECTION 7.  Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 8.  This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Ohio Edison Company and The Bank of New York have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Corporate Secretaries or one of their Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers, all as of the day and year first above written.

OHIO EDISON COMPANY

By:

Richard H. Marsh Senior Vice President and Chief Financial Officer

[Seal]

Attest:

David W. Whitehead Corporate Secretary

Signed, Sealed and Acknowledged on behalf of
Ohio Edison Company in the presence of:

Richard L. Anthony

George J. Andler

THE BANK OF NEW YORK, as Trustee

By:

Louis P. Young Vice President

[Seal]

Attest:

Julie Salovitch-Miller Vice President

Signed, Sealed and Acknowledged on behalf of
The Bank of New York in the presence of:

Remo Reale

Ada L. Li

STATE OF OHIO                    )
) ss.:
COUNTY OF SUMMIT             )

On the ____ day of April in the year 2005 before me, the undersigned, personally appeared Richard H. Marsh and David W. Whitehead, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Senior Vice President and Chief Financial Officer and Corporate Secretary, respectively, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

Susie M. Hoisten Notary Public Residence - Summit County Statewide Jurisdiction, Ohio My Commission Expires December 9, 2006

[SEAL]

STATE OF NEW YORK             )
) ss.:
COUNTY OF NEW YORK          )

On the ___ day of April in the year 2005 before me, the undersigned, personally appeared Louis P. Young and Julie Salovitch-Miller, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Vice President and Vice President , respectively, of The Bank of New York, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

William J. Cassels Notary Public, State of New York No. 01CA5027729 Qualified in Bronx County Commission expires May 18, 2006

[SEAL]

The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York
101 Barclay Street
City, County and State of New York 10286

THE BANK OF NEW YORK

By:

Louis P. Young Vice President

This instrument was prepared by FirstEnergy Corp.